As filed with the Securities and Exchange Commission on January 28, 1997
                                                     Registration No.

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                       DATA SYSTEMS NETWORK CORPORATION
            (Exact name of Registrant as specified in its charter)

              Michigan                              38-2649874
(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                  Identification No.)

                     34705 W. Twelve Mile Road, Suite 300
                       Farmington Hills, Michigan 48331
                                (810) 489-7117
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)

                    Michael W. Grieves, Chairman, President
                          and Chief Executive Officer
                     34705 W. Twelve Mile Road, Suite 300
                       Farmington Hills, Michigan 48331
                                (810) 489-7117
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                   copy to:

                              Mark A. Metz, Esq.
                              Dykema Gossett PLLC
                            400 Renaissance Center
                               Detroit, MI 48243

         Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement is declared effective.
         If the only securities being registered on this Form are being offered pursuant to dividend or investment plans, please check the following box. [ ]
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, please check the following box. [X]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                           CALCULATION OF REGISTRATION FEE

                                     Proposed
                                     Maximum    Proposed
                                     Aggregate  Maximum
Title Of         Amount              Offering   Aggregate    Amount of
Shares To Be     To Be               Price      Offering    Registration
Registered       Registered          Per Unit*  Price*          Fee**

Common Stock     540,000             $8.1875    $4,421,250    $1,340
$.01 par value    shares

*  Estimated solely for purposes of computing the registration fee.
** Calculated on the basis of the average of the high and low reported sale prices of the Common Stock on the Nasdaq SmallCap Market on January 22, 1997.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             SUBJECT TO COMPLETION
                 PRELIMINARY PROSPECTUS DATED JANUARY 28, 1997

PROSPECTUS

                       DATA SYSTEMS NETWORK CORPORATION
                                540,000 SHARES
                         COMMON STOCK, $.01 PAR VALUE

         This Prospectus relates to 540,000 shares of Common Stock, $.01 par value (the "Common Stock"), of Data Systems Network Corporation (the "Company") which are beneficially owned by SofTech, Inc. (the "Distributing Shareholder") and will be distributed to the shareholders of the Distributing Shareholder. The 540,000 shares of Common Stock offered hereby (the "Securities") were issued to the Distributing Shareholder in connection with the acquisition by the Company of the assets of the Network Systems Group Division of the Distributing Shareholder. The Company is registering the Securities pursuant to the terms of a Registration Rights Agreement dated September 12, 1996 (the "Registration Agreement"), between the Company and the Distributing Shareholder in order to provide the Distributing Shareholder with the opportunity to distribute the securities to its shareholders so as to provide those shareholders with freely tradeable securities.

         The Company will not receive any proceeds from the distribution of the Securities. The expenses incurred by the Company in connection with the preparation of this Prospectus and the registration statement of which this Prospectus is a part, the listing of shares and related matters will be paid as follows: the Distributing Shareholder will pay the first $20,000 of such expenses and the Company and the Distributing Shareholder will divide any further expenses equally. Such expenses are estimated to be approximately $32,000. The Distributing Shareholder will pay the costs, if any, associated with the distribution of the Securities. This offering is not being underwritten.

         The Company's principal executive offices are located at 34705 West Twelve Mile Road, Suite 300, Farmington Hills, Michigan 48331 (telephone number: (810) 489-7117).

         The Common Stock is traded on the Nasdaq Stock Market's SmallCap Market (the "Nasdaq") and listed for trading on the Pacific Stock Exchange. The last sale price reported for the Common Stock on January 22, 1997 on the Nasdaq was $8.38.

         SEE "RISK FACTORS" ON PAGE 3 FOR CERTAIN INFORMATION WHICH SHOULD BE CAREFULLY CONSIDERED WITH RESPECT TO THE COMMON STOCK OFFERED HEREBY.

                           -------------------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           -------------------------

              The date of this Prospectus is               , 1997

         NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE DISTRIBUTING SHAREHOLDER. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.

                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission") and the Pacific Stock Exchange, Inc. (the "PSE"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following regional offices of the Commission: New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511, and may be inspected at the PSE at 301 Pine Street, San Francisco, California 94104. In addition, copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding the Company.

         This Prospectus is a part of a Registration Statement filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain of the information included in such Registration Statement. The Registration Statement may be inspected by anyone at the office of the Commission without charge, and copies of all or any part of it may be obtained upon payment of the Commission's charge for copying. For further information about the Company and its securities, reference is hereby made to such Registration Statement, and to the exhibits filed as part thereof or otherwise incorporated herein. Each summary herein of additional information included in the Registration Statement or any exhibit thereto is qualified in its entirety by reference to such information or exhibit.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents (and the amendments thereto) filed by the Company with the Commission are hereby incorporated by reference and made a part hereof:

         (a) The description of the Company's Common Stock contained in the Prospectus forming a part of the Company's Registration Statement on Form S-1 (No. 33-81350) (incorporated by reference into the Company's Exchange Act Registration Statement on Form 8-A, filed on October 25, 1994);

         (b)     Annual Report on Form 10-K for the year ended December 31,
                 1995;

         (c) Quarterly Reports on Form 10-Q for the Quarters Ended March 31, 1996, June 30, 1996 and September 30, 1996; and

         (d)     Current Report on Form 8-K filed September 27, 1996.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities covered by this Prospectus shall be deemed to be incorporated herein by reference and to be a part hereof from the respective date of filing of each such document. Any statement contained in a document incorporated by reference or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         To the extent the foregoing documents are incorporated by reference herein, copies may be obtained without charge (other than for exhibits to such documents) upon written request directed to: Shareholder Relations, 34705 West Twelve Mile Road, Suite 300, Farmington Hills, Michigan 48331 (telephone number: (810) 489-7117).

                                 RISK FACTORS

         Prospective investors should consider carefully the following factors before purchasing the securities offered hereby.

RECENT OPERATING LOSSES

         The Company reported losses of $160,000, $613,000 and $291,000 for the nine months ended September 30, 1996 and the years ended December 31, 1995 and 1994, respectively. The results for the nine months ended September 30, 1996 include a $165,000 extraordinary loss relating to the settlement of the Company's 1992 bankruptcy plan of reorganization and a $75,000 extraordinary gain relating to the extinguishment of debt, while the results for the year ended December 31, 1995 include a $620,000 increase in the Company's inventory reserves to cover the likely risk of future inventory obsolesence and a gain of $320,000 on the extinguishment of debt. The recent losses have also been affected by the fact that the Company's revenue mix has not optimized gross profits. In each period, lower margin equipment sales comprised a higher percentage of total revenue than desired by the Company. Although the Company during 1996 has made two strategic acquisitions, begun several new projects and taken other internal measures to increase the level of service revenue as a component of total revenue, there can be no assurance that profit margins will improve to a level sufficient to cover the operating expense increases anticipated as a result of the recent acquisitions and geographic expansion.

FUTURE CAPITAL NEEDS

         The Company had working capital of $2.0 million at December 31, 1995 and a working capital deficit of $1.8 million at September 30, 1996. The Company's principal credit facility is a bank line of credit. As of September 30, 1996, the Company was indebted under the line of credit in the amount of approximately $5.4 million, all of which is due on demand. There can be no assurance that the bank will not demand payment at a time at which the Company is unable to repay or refinance such indebtedness.

         In addition, the Company's future capital requirements will depend on many factors, including cash flow from operations, competing market developments and future expansion plans, and may require the Company to raise additional funds through equity or debt financings. Any equity financings could result in dilution to the Company's shareholders, and any financing, if available at all, may be on terms unfavorable to the Company. If adequate funds are not available, the Company may be required to curtail its activities significantly. The Company may seek to raise capital by calling for redemption the Redeemable Common Stock Purchase Warrants (the "Purchase Warrants") issued by the Company to investors in the Company's initial public offering in November 1994, which would likely influence the holders of the Purchase Warrants to exercise them prior to the date of redemption. The Company is not permitted to redeem the Purchase Warrants except on 30 days prior written notice (i) with the prior written consent of the Representative or (ii) if the average closing bid price of the Common Stock for a period of 30 consecutive trading days exceeds $12.00 per share.

POTENTIAL INABILITY TO MANAGE GROWTH

         The Company is experiencing rapid and significant growth which has placed, and may continue to place, a strain on the Company's management and resources. From August 1996 through November 1996, the number of the Company's employees increased from approximately 80 to 245 and further increases are anticipated during 1997. The Company's future performance and profitability will depend, in large part, on its ability to manage this growth, particularly with respect to its decentralized workforce, which will require the Company to continue to improve its operational, financial and other internal systems. In addition, the Company will need to train, motivate and integrate its new employees. If the Company is unable to manage growth effectively or perform its services at anticipated levels, the Company's business, financial condition and results of operations may be materially adversely affected.

VARIABILITY OF OPERATING RESULTS

         The Company's quarterly and annual operating results have been subject to variation, and will continue to be subject to variation, from period to period depending upon factors such as the Company's revenue mix; the cost of materials, labor and technology; the costs associated with initiating new contracts or opening new offices; the economic condition of the Company's target markets; and the costs of acquiring and integrating new businesses. As a result of these factors and others, there can be no assurance that the Company will be profitable in the future on a quarterly or annual basis. It is possible that in some future quarter the Company's operating results will be below the expectations of public market analysts and investors. In such event, or in the event that adverse conditions prevail or are perceived to prevail generally or with respect to the Company's business, the price of the Common Stock may be materially adversely affected.

DEPENDENCE ON MAJOR VENDORS

         In general, the Company must be directly authorized by a manufacturer in order to sell that manufacturer's products. The Company is an authorized dealer for the microcomputer and related products of over 30 manufacturers. Sales by the Company of products manufactured by Compaq, Hewlett-Packard, Dell, NetFrame and IBM together accounted for more than 50% of the Company's total revenues during the nine months ended September 30, 1996 and during each of the years ended December 31, 1995 and 1994. The Company's authorized dealer agreements with manufacturers are typically subject to periodic renewal and to termination on short notice. The Company's authorized dealer agreements, including those with Compaq, Hewlett-Packard, Dell, NetFrame and IBM, may be terminated by the manufacturer without cause on 30 to 90 days' notice or immediately upon the occurrence of certain events. The loss of a major manufacturer or the deterioration of the Company's relationship with a major manufacturer could have a material adverse effect on the Company's business. There can be no assurance that the Company will continue as an authorized dealer for any manufacturer, or that the current terms of its dealer agreements and other manufacturer arrangements, including pricing terms, will not be changed. Some of these major manufacturers have responded to increasing competition in the microcomputer industry by discounting prices, which could adversely affect the profitability of the Company.

COMPETITION

         The network integration and management market is highly competitive. The Company competes with local, regional and national computer retail chains, network integration specialist companies and manufacturers.
Depending on the customer, the Company competes on the basis of technological capability, price, breadth of product offerings and quality of service. Many of the Company's competitors are larger and have greater financial, marketing and human resources and geographic coverage than the Company. There can be no assurance that the Company will be able to compete successfully against existing companies or new entrants to the marketplace.

TECHNOLOGICAL CHANGE

         The network integration and management market is characterized by rapid technological change and frequent introduction of new products and product enhancements. Although technological change generally increases demand for the Company's services, there can be no assurance that the Company's current manufacturers and suppliers will be able to achieve the technological advances necessary to remain competitive, or that the Company will be able to obtain authorizations from new manufacturers or for new products that gain market acceptance. In addition, technological change may effect the value of inventory and spare parts. While the Company maintains an allowance for obsolescence which it believes is adequate, there can be no assurance that material adjustments will not be necessary.

DEPENDENCE ON KEY MANAGEMENT AND SERVICE PERSONNEL

         The success of the Company has been largely dependent on the skills, experience and efforts of its senior management and especially its President and Chief Executive Officer, Michael Grieves. The loss of the services of Mr. Grieves or other members of the Company's senior management could have a material adverse effect on the Company's business and prospects. The
Company maintains a key man life insurance policy on Mr. Grieves in the amount of $1,000,000.

         The Company's business is service-oriented and labor-intensive. The Company believes that its future success will also depend, to a large extent, on the continued service of its key technical employees and client and project managers and on its ability to continue to attract and retain such personnel. Competition for such personnel is intense, particularly for highly skilled and experienced technical personnel. Such personnel are in great demand and are likely to remain a limited resource for the foreseeable future. There can be no assurance that the Company will be able to attract, retain and motivate such personnel in the future, and the inability to do so may have a material adverse effect upon the Company's business, financial condition and results of operations.

POTENTIAL CLAIMS BY PRE-BANKRUPTCY CREDITORS

         The order confirming the Company's bankruptcy plan of reorganization was entered on May 22, 1992. The Plan provided for certain distributions to holders of claims against the Company which arose prior to the bankruptcy petition filing and which have been allowed by the bankruptcy court. These claims were settled, and the settlement was approved by the bankruptcy court on October 3, 1996. The settlement requires the payment of certain amounts and the distribution of certain warrants to such claim holders. Amounts due pursuant to the settlement have been accrued by the Company but have not yet been paid.

         Some persons who may have had prepetition claims against the Company did not receive distributions because no proper proof of claim was filed or because the claim was disallowed based on the Company's objection. Those persons could file a motion in the bankruptcy court asserting that they did not receive proper notice of (i) the bankruptcy, (ii) the requirement that they file a claim or (iii) the objection to their claim. The Company believes that all required notices were given to all known prepetition creditors of the Company in connection with the bankruptcy. If one of those assertions could be proved, however, such a person may have the right to have their prepetition claim allowed and to receive distributions under the plan of reorganization. The aggregate amount of claims of such creditors is not readily quantifiable.

CONTROL OF THE COMPANY

         The Company's executive officers and directors beneficially own approximately 39% of the outstanding shares of Common Stock. Since there are no cumulative voting rights provided for in the Company's Articles of Incorporation, these persons, if they act in concert, are likely to be in a position to effectively control the election of the members of the Board of Directors and to control most corporate actions requiring shareholder approval.

POSSIBLE DELISTING OF SECURITIES

         If the Company's securities are subsequently delisted from the Nasdaq and the PSE, they may become subject to the so-called "penny stock" rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors if the market price per share (as defined) falls below $5.00. For transactions covered by this rule, the broker-dealer must make a special suitability determination for the purchaser and must have received the purchaser's written consent to the transaction prior to sale. Consequently, delisting, if it occurred, may affect the ability of broker-dealers to sell the Company's securities and the ability of shareholders to sell their securities in the secondary market.

         In addition, for any non-exempt transaction involving a "penny stock," the rules require the delivery, prior to the transaction, of a disclosure schedule relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock. Generally, transactions with respect to stock of issuers having at least $2,000,000 in tangible assets, transactions in which the customer is an institutional accredited investor and transactions that are not recommended by the broker-dealer are exempt from the disclosure rule.

POSSIBLE ISSUANCE OF PREFERRED STOCK

         The Company is authorized to issue up to 1,000,000 shares of Preferred Stock. Preferred Stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by shareholders, and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion and redemption rights and sinking fund provisions. No Preferred Stock is currently outstanding and the Company has no present plans for the issuance thereof. The issuance of any Preferred Stock could affect the rights of the holders of Common Stock, and therefore, reduce the value of the Common Stock and make it less likely that holders of Common Stock would receive a premium for the sale of their shares of Common Stock. In particular, specific rights granted to future holders of Preferred Stock could be issued to restrict the Company's ability to merge with or sell its assets to a third party, thereby preserving control of the Company by its present owners.

SALES PURSUANT TO RULE 144

         Approximately 1.3 million shares of Common Stock are "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act. Except for 300,000 shares which are held in escrow through no later than October 28, 1999, these "restricted securities" will be eligible for sale, subject to the volume limitation and other conditions imposed by Rule 144, on February 5, 1997 upon the expiration of an agreement among certain shareholders and warrant holders prohibiting sales of such shares until such date. Under Rule 144, a person holding restricted securities for a period of two years may, every three months, sell in ordinary brokerage transactions or in transactions directly with a market maker an amount equal to the greater of one percent of the Company's then outstanding Common Stock or the average weekly trading volume during the four calendar weeks prior to such sale. Future sales of such shares and sales of shares underlying outstanding warrants or options could have an adverse effect on the market price of the Common Stock.

                                USE OF PROCEEDS

         The Company will not receive any proceeds from the distribution of the Securities by the Distributing Shareholder.

                           DISTRIBUTING SHAREHOLDER

         The Distributing Shareholder received the Securities in connection with the acquisition by the Company of the assets of the Network Systems Group Division of the Distributing Shareholder. The Securities represent approximately 16.6% of the total number of shares of Common Stock outstanding on the date hereof. As part of such acquisition and pursuant to the terms of the Registration Agreement, the Company agreed to use its reasonable best efforts to register the Securities issued to the Distributing Shareholder for distribution by the Distributing Shareholder to its shareholders and the Distributing Shareholder agreed to distribute all of the Securities to its shareholders promptly after registration of the Securities. When the distribution is completed, the Distributing Shareholder will not own any shares of the Common Stock.

                             PLAN OF DISTRIBUTION

         In the Registration Agreement, the Distributing Shareholder agreed to distribute the Securities to its shareholders promptly after registration of the Securities. The Distributing Shareholder will pay for any expenses incurred in the distribution of the securities. The expenses incurred by the Company in connection with the preparation of this Prospectus and the registration statement of which this Prospectus is a part, the listing of the shares and related matters will be paid as follows: the Distributing Shareholder will pay the first $20,000 of such expenses and the Company and the Distributing Shareholder will divide any further expenses equally.

                                 LEGAL MATTERS

         The validity under Michigan law of the authorization and issuance of the shares offered hereby will be passed upon for the Company by Dykema Gossett PLLC, Detroit, Michigan.

                                    EXPERTS

         The balance sheet as of December 31, 1995, and the statements of operations, stockholders' equity and cash flows for the year ended December 31, 1995, included in the Form 10-K which is incorporated by reference in this Prospectus, have been audited by KPMG Peat Marwick LLP, independent certified public accountants, as indicated by their report with respect thereto, and are incorporated herein upon the authority of said firm as experts in accounting and auditing.

         The balance sheet as of December 31, 1994, and the statements of operations, stockholders' equity and cash flows for the years ended December 31, 1994 and 1993, included in the Form 10-K which is incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, independent certified public accountants, as stated in their report with respect thereto, and are incorporated herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         The balance sheets of the Network Systems Group Division of Softech, Inc. as of May 31, 1996 and 1995 and the statements of operations and cash flows for each of the three years in the period ended May 31, 1996, incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report, which includes an emphasis of a matter paragraph regarding allocated costs, of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

         The following statement sets forth the estimated amounts of expenses in connection with the issuance and distribution of the Common Stock offered hereby:

         Securities and Exchange Commission Registration Fee ..  $  1,340
         Accounting Fees and Expenses .........................     4,000
         Legal Fees and Expenses ..............................    12,000
         Blue Sky Fees and Expenses ...........................       500
         Printing Expenses ....................................    10,000
         Miscellaneous Expenses ...............................     4,160
                                                                 --------
         Total Expenses .......................................   $32,000

         All amounts in the table above are estimated, other than the Securities and Exchange Commission Registration Fee. The expenses incurred by the Company in connection with the preparation of this registration statement, the listing of the shares and related matters will be paid as follows: the Distributing Shareholder will pay the first $20,000 of such expenses and the Company and the Distributing Shareholder will divide any further expenses equally.

Item 15.  Indemnification of Directors and Officers

         Sections 561 through 571 of the Michigan Business Corporation Act set forth the conditions and limitations governing the indemnification of officers, directors and other persons.

         The Company's Articles of Incorporation and Bylaws require the Company to indemnify its directors and officers to the fullest extent permitted by law, and permit the Company to indemnify employees and agents, for expenses, judgments, penalties, fines and amounts paid in settlement in connection with any pending, threatened or completed action, suit or proceeding (other than by or in the right of the Company), to which any such person was made a party by reason of the fact that he or she was acting in such capacity for the Company or was serving as such for another corporation or enterprise at the Company's request, if such persons acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company or its shareholders or, in respect to a criminal proceeding, had no reasonable cause to believe such conduct was unlawful.
In actions by or in the right of the Company, indemnification is limited to expenses and amounts paid in settlement. Reference is made to Article V of the Company's Articles of Incorporation, a copy of which is filed as Exhibit
3.1 to the Company's Registration Statement on Form S-1 (No. 33-81350), and to Article XI of the Company's Bylaws, a copy of which is filed as Exhibit
3.2 to the Company's Registration Statement on Form S-1 (No. 33-81350), which provide for indemnification of directors and officers of the Company.
Article 11 of the Bylaws also authorizes the Company to purchase and maintain insurance on behalf of any officer, director, employee or agent of the Company against any liability asserted against or incurred by them in such capacity or arising out of their status as such whether or not the Company would have the power to indemnify such officer, director, employee or agent against such liability under the provisions of such Article or Michigan law. The Company currently has an insurance policy covering directors and officers acting in their capacity as such.

         The Michigan Business Corporation Act permits Michigan corporations to limit the personal liability of directors for a breach of their fiduciary duty. The Company's Articles of Incorporation limit liability to the maximum extent permitted by law. The Company's Articles of Incorporation provide that a director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of the director's fiduciary duty. However, they do not eliminate or limit the liability of a director for any of the following: (i) a breach of the director's duty of loyalty to the Company or its shareholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) declaring an unlawful dividend or distribution to shareholders; (iv) a transaction from which the director derives an improper personal benefit; and (v) an act or omission occurring prior to September 4, 1987, the effective date of the pertinent article. As a result of the inclusion of such a provision, shareholders of the Company may be unable to recover monetary damages against directors for actions taken by them which constitute negligence or gross negligence or which are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions.

Item 16.  Exhibits

         A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

Item 17.  Undertakings

         1. Except to the extent that the information is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 and incorporated by reference into this registration statement, the undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 and
(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         2. The undersigned registrant hereby undertakes: (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, and (c) to remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering.

         3. The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Farmington Hills, State of Michigan on the 24th day of January, 1997.


                             DATA SYSTEMS NETWORK CORPORATION


                             By: /S/ Michael W. Grieves
                                 ---------------------------
                                 Michael W. Grieves,
                                 Chairman, President and
                                 Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on January 24, 1997.

           Signature


/S/Michael W. Grieves
--------------------------------
Michael W. Grieves
Chairman of the Board, President,
 Chief Executive Officer and
 Director (Principal Executive
 Officer)

--------------------------------*
Philip M. Goy
Vice President-Finance and
 Chief Financial Officer
 (Principal Financial Officer)

--------------------------------*
Julie A. Vitale-Johnston
Controller (Principal
 Accounting Officer)


--------------------------------*
Walter J. Aspatore
Director


--------------------------------*
Richard R. Burkhart
Director


--------------------------------*
Jerry A. Dusa
Director


* By: /S/Michael W. Grieves
      Michael W. Grieves
      Attorney-in-Fact

                                 EXHIBIT INDEX


Exhibit No.      Description of Exhibits

 5.1             Opinion of Dykema Gossett PLLC

23.1             Consent of KPMG Peat Marwick LLP

23.2             Consent of Deloitte & Touche LLP

23.3             Consent of Coopers & Lybrand L.L.P.

23.4             Consent of Dykema Gossett PLLC (included in Exhibit 5.1)

24.1             Power of Attorney of Philip M. Goy

24.2             Power of Attorney of Julie A. Vitale-Johnston

24.3             Power of Attorney of Walter J. Aspatore

24.4             Power of Attorney of Richard R. Burkhart

24.5             Power of Attorney of Jerry A. Dusa